Exhibit (5)(b)
[Arendt & Medernach Letterhead]

To:
The Procter & Gamble Company
One Procter & Gamble Plaza,
Cincinnati
Ohio 45202

Procter & Gamble International Funding SCA
26, boulevard Royal
L-2449 Luxembourg

Luxembourg, 4 November 2011
our ref.48432/#5925695
Ladies and Gentlemen,
We are lawyers admitted to practice under the laws of the Grand Duchy of Luxembourg (“Luxembourg”). In such capacity we have acted as Luxembourg legal advisers to Procter & Gamble International Funding SCA, a société en commandite par actions organized under the laws of Luxembourg (the “Company”), which has its registered office at 26, boulevard Royal, L-2449 Luxembourg and is registered with the Luxembourg trade and companies register under number B 114 825, in connection with the filing by The Procter & Gamble Company and the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission relating to the proposed public offering and sale of an indeterminate aggregate principal amount of (i) unsecured obligations of the Company (the “Debt Securities”) fully and unconditionally guaranteed by The Procter & Gamble Company (the “Guarantor”) and (ii) unsecured obligations of The Procter & Gamble Company.
All capitalized terms not otherwise defined herein have the same meanings as defined in the Registration Statement and in the prospectus forming a part of the Registration Statement.
In connection with the delivery of this opinion, we have examined the following documents:
(i)	a specimen form of the underwriting agreement (the “Underwriting Agreement”);

(ii)	an executed version of the indenture dated 3 September 2009 signed among the Company, the Guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”) including specimen forms of the Debt Securities (which may be issued in global form);

(iii)	a specimen form of the pricing agreement (the “Pricing Agreement”);

(iv)	a copy of the prospectus dated 4 November 2011 (the “Prospectus”); and

(v)	a copy of the consolidated articles of incorporation of the Company as at 16 June 2011 (the “Articles of Incorporation”).
This opinion is confined to matters of Luxembourg law (as defined below). Accordingly, we express no opinion with regard to any system of law other than Luxembourg law as it stands as at the date hereof and as such law is currently interpreted as of the date hereof in published case law of the courts of Luxembourg (“Luxembourg law”) or to the extent this opinion concerns documents executed prior to this date, the date of their execution and the period to date. In particular: (a) we express no opinion (i) on public international law or on the rules of or promulgated under any treaty or by any treaty organisation (except rules implemented into Luxembourg law) or, except as specifically set out herein, on any taxation laws of any jurisdiction (including Luxembourg), (ii) that the future or continued performance of the Company’s obligations under the terms and conditions of the Debt Securities will not contravene Luxembourg law, its application or interpretation in each case solely to the extent that such laws, their application or interpretation, are altered after the date hereof, and (iii) with regard to the effect of any systems of law (other than Luxembourg law) even in cases where, under Luxembourg law, any foreign law should be applied, and we therefore assume that any applicable law (other than Luxembourg law) would not affect or qualify the opinions as set out below; (b) we express no opinion as to matters of fact other than those being the subject of a specific opinion herein and we have not be responsible for investigating or verifying the accuracy of the facts (or statements of foreign law) or the reasonableness of any statements of opinion or intention contained in any documents (other than this opinion), or for verifying that no material facts or provisions have been omitted therefrom, save in so far as any such matter is the subject matter of a specific opinion herein; and (c) Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions. This opinion may, therefore, only be relied upon on the express condition that any issues of the interpretation or liability arising thereunder will be governed by Luxembourg law and be brought before a court in Luxembourg.
This opinion is subject to the following qualification: the terms “enforceable”, “enforceability”, “valid”, “binding” and “effective” (or any combination thereof) where used above, mean that the obligations assumed by the relevant party under the relevant document are of a type which Luxembourg law generally recognises and enforces; it does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of Luxembourg will in any event be subject to:
(a)	the nature of the remedies available in the Luxembourg courts (and nothing in this opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations);

(b)	the acceptance by such courts of internal jurisdiction;

(c)	prescription or limitation periods (within which suits, actions or proceedings may be brought); and

(d)	the availability of defences such as, without limitation, set-off (unless validly waived), fraud, misrepresentation, unforeseen circumstances, undue influence, duress, error, and counter-claim.
For the purpose of this opinion, we have assumed that the central administration (administration centrale) and (for the purposes of the Council regulations (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings) the centre of main interests (centre des intérêts principaux) of the Company are located at the place of its registered office (siège statutaire) in Luxembourg.
When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the Debt Securities have been established in conformity with the Indenture and duly approved by the Company in conformity with the Company’s Articles of Incorporation and Luxembourg law and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Debt Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto and the Company has received the payment of the issue price of the Debt Securities, and (vi) the Debt Securities have been duly subscribed, authenticated by the Trustee, executed, delivered on behalf of the Company against payment to the Company of the subscription price and duly registered in the bondholders’ register held at the Company’s registered office in accordance with the terms of the Indenture and of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the expressed governing law subject to all limitations by reason of national or foreign bankruptcy, insolvency, moratorium, controlled management, suspension of payment, fraudulent conveyance, general settlement of composition with creditors, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally, and shall be entitled to the benefits of the Indenture.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we hereby consent to the reference made to us under the heading “Legal Opinions” set forth in the Prospectus and “Validity of the Notes” in any prospectus supplement forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Yours faithfully,
/s/ François Warken
Arendt & Medernach
By: François Warken